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                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of One IP Voice, Inc. (f/k/a Farmstead Telephone Group, Inc.) on Form S-8 of our report dated April 4, 2006 appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2005.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
November 29, 2006